DISTRIBUTION AGREEMENT

         Distribution Agreement (the "Agreement") made as of September 1, 1999 between THIRD AVENUE VARIABLE SERIES TRUST, a Delaware trust (the "Trust") on behalf of the Third Avenue Value Portfolio of the Trust (the "Fund"), and M.J. WHITMAN, INC., a New York corporation (the "Distributor").

                                    RECITALS
                                    --------

         1. The Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company and it is affirmatively in the interest of the Fund to offer its shares for sales continuously.

         2. The Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended.

         3. The Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund's Common Stock $.001 par value (the "shares") in order to assist in the sale and distribution of shares of the Fund.

         In  consideration  of  the  promises  and  the  covenants   hereinafter
contained, the Fund and the Distributor hereby agree as follows:

         1. APPOINTMENT OF THE DISTRIBUTOR. The Fund hereby appoints the Distributor as agent for the Fund, to assist in the sale and distribution of shares of the Fund to the public, upon the terms and conditions and during the term of this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder.

         2. NATURE OF DUTIES. The Distributor shall (i) assist in the sale and distribution of the Fund's shares and (ii) qualify and maintain the qualification as a broker-dealer in such states where shares of the Fund are registered for sale.

         3. SALE OF SHARES OF THE FUND.

                  3.1. The Distributor will have the right to sell on behalf of the Fund, as its agent, any shares needed but not more than the shares needed (except for clerical errors in transmission) to fill unconditional orders for shares of the Fund placed with the Distributor by investors. The Distributor agrees that the Fund shall receive 100% of the net asset value, determined as set forth in the Prospectus, for all shares sold by the Distributor. The Fund acknowledges that the Distributor will enter into sales or servicing agreements with registered securities brokers and banks and into servicing agreements with financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. In entering into such agreements, the Distributor shall act only on its own behalf as principal underwriter and distributor. The Distributor shall not be responsible for making any distribution plan or service fee payments pursuant to any plans the Fund may adopt or agreements it may enter into.



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                  3.2.  The shares are to be sold by or through the  Distributor to investors at a price per share ("offering price") equal to the sum of the net asset value per share determined as set forth in the Prospectus.

                  3.3. The Fund shall have the right to suspend the sale of shares at times when redemption is suspended pursuant to the conditions set forth in subsection 4.2. The Fund shall also have the right to suspend the sale of shares if a banking moratorium shall have been declared by federal or New York authorities, if there shall have been some other event, that, in the judgment of the Trustees of the Fund makes it impracticable or inadvisable to sell shares, or if in the judgment of the Trustees, the suspension of the sale of shares is in the best interests of the Fund or at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction.

                  3.4. The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for shares received by the Distributor. Any order may be rejected by the Fund for any reason whatsoever. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment therefore, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in New York Clearing House funds, or by federal funds wire, cashiers check or certified check. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

         4. REPURCHASE OR REDEMPTION OF SHARES OF THE FUND.

                  4.1. Any of the outstanding shares may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the shares so tendered in accordance with its obligations set forth in Article IX of the Trust Instrument of the Trust, as amended from time to time, and the applicable provision set forth in the Prospectus.

                  4.2. Redemption of shares or payment may be suspended: 1) at times when the New York Stock Exchange is closed other than customary weekend closings and holiday closings, 2) when pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC"), trading on said Exchange is restricted or an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or 3) during any other period when the SEC, by order, so permits.

         5. DUTIES OF THE FUND.

                  5.1. The Fund shall make available to the Distributor, at the Fund's expense, such number of copies of its Prospectus, quarterly reports and annual financial statements as the Distributor shall reasonably request.

                  5.2. The Fund will qualify and maintain the qualifications, at the Fund's expense, of an appropriate number of its shares for sale under the securities laws of such states as selected by the Fund.


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         6.       DUTIES OF THE DISTRIBUTOR.

                  6.1. The Distributor  shall devote  reasonable time and effort to effect sales of shares of the Fund, but shall not be obligated to sell any specific number of shares. The Distributor will qualify and maintain the qualifications, at the Distributor's expense, of its registration as a broker-dealer in such states where shares of the Fund are qualified for sale.

         The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing contained herein shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby. The
Distributor will undertake and discharge its obligations hereunder as an independent contractor and it shall have no authority or power to obligate or bind the Fund by its actions, conduct or contracts except that it is authorized to accept orders for the purchase or repurchase of shares as the Fund's agent and subject to its approval.

                  6.2. In selling the shares of the Fund, the Distributor shall use all reasonable efforts to conform in all respects with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representations other than those contained in the Registration Statement or related Prospectus or in any sales literature specifically approved in writing by the Fund.

                  6.3. The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors, the collection of amounts payable by investors on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

                  6.4. The Distributor warrants and represents that it is, and agrees to use all commercially reasonable efforts to remain at all times, a member in good standing of the NASD with authority to act as the Distributor.

                  6.5. The Distributor shall furnish to the Fund any pertinent information required to be inserted with respect to the Distributor as exclusive sales agent and distributor within the purview of Federal and state securities laws in any reports or registrations required to be filed with any government authority.

         7.       ALLOCATION OF EXPENSES.

                  7.1. The Distributor shall bear all expenses incurred by it in connection with its duties and activities under this Agreement, including the costs and expenses of qualifying and maintaining the qualifications of its registration as a broker-dealer in such states where shares of the Fund are qualified for sale, preparing, printing and distributing any sales literature, advertising and other materials which it creates for its use as Distributor.


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

                  7.2. Except as provided in subsection 7.1 hereof, nothing contained in this Agreement shall be deemed or construed to impose upon the Distributor any obligation to incur, pay, or reimburse the Fund for any other costs and expenses.

                  7.3.  The Fund shall  bear the  following  costs and  expenses
related  to  the  continuous   offering  of  its  shares,   including  fees  and
disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and Prospectuses under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, Prospectuses, annual or interim reports or proxy materials).

                  7.4. Except as provided in subsection 7.3 hereof, nothing contained in this Agreement shall be deemed or construed to impose upon the Fund any obligation to incur, pay, or reimburse the Distributor for any other costs and expenses.

         8.       INDEMNIFICATION.

                  8.1. The Fund agrees to  indemnify,  defend and hold  harmless the Distributor, its officers, directors, employees, agents, and any person who controls the Distributor, if any, within the meaning of Section 15 of the Securities Act (each, an "Indemnified Distributor Party" and collectively, the "Indemnified Distributor Parties"), from and against any and all claims, demands, actions, liabilities, losses, costs and expenses (including the cost of investigating or defending same, and any reasonable attorneys' fees and expenses incurred in connection therewith) (collectively, "Liabilities") which the Indemnified Distributor Parties may incur which arise out of or are based upon
(a) any untrue statement of a material fact contained in the Registration Statement, Prospectus or annual or interim report or (b) any omission to state a material fact required to be stated in any thereof or necessary to make the statements in any thereof not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or untrue statement or omission made in reliance upon and in conformity with information furnished to the Fund in writing in connection therewith by or on behalf of the Distributor; provided, however, that (i) no Indemnified Distributor Party shall be indemnified hereunder against any liability to the Fund or the shareholders of the Fund or any expense of such Indemnified Distributor Party with respect to any matter as to which such Indemnified Distributor Party shall have been adjudicated not to have acted in good faith in the reasonable belief that its action was in the best interest of the Fund or arising by reason of such Indemnified Distributor Party's willful misfeasance, bad faith, or gross negligence in the performance of its or his duties, or by reason of its or his reckless disregard of its or his obligations under this Agreement (collectively, "disabling conduct"), or (ii) as to any matter disposed of by settlement or a compromise payment by such Indemnified Distributor Party, no indemnification shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such Indemnified Distributor Party appears to have acted in good faith in the reasonable belief that its action was in the best interest of the Fund and did not involve disabling conduct by such Indemnified Distributor Party. Notwithstanding the foregoing, (i) the Fund shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the Fund cannot lawfully waive and (ii)


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

the Fund shall not be liable for any obligation, liability or expense of any other series of shares of the Trust. The Fund's indemnification obligation as aforesaid is expressly conditioned upon the Fund's being promptly notified, by letter or telegram addressed to the Fund at its principal business office, of any Liability of or against any Indemnified Distributor Person. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceeding against the Fund or any Indemnified Fund Parties (as defined below) in connection with the issue and sale of any Fund shares.

                  8.2. The Distributor agrees to indemnify, defend and hold harmless the Fund, its officers, directors, employees, agents and any person who controls the Fund, if any, within the meaning of Section 15 of the Securities Act (each, an "Indemnified Fund Party" and collectively, the "Indemnified Fund Parties"), from and against any and all Liabilities which the Indemnified Fund Parties may incur which arise out of or are based upon (a) any untrue statement of a material fact contained in information furnished to the Fund in writing by or on behalf of the Distributor for use in the Registration Statement or Prospectus or any omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or annual or interim report or necessary to make such information not misleading; or (b) any acts or omissions by the Indemnified Distributor Parties in connection with the performance of the Distributor's obligations hereunder. The Distributor's indemnification agreement as aforesaid is expressly conditioned upon the Distributor's being promptly notified, by letter or telegram addressed to the Distributor at its principal business office, of any Liability of or against any Indemnified Distributor Party.

                  8.3. The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the Indemnified Distributor Party's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the fund unless it is subsequently determined that he is entitled to such indemnification and if the trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnified Distributor Party shall provide a security for his undertaking, (B) the fund shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of trustees of the Trust who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnified Distributor Party ultimately will be found entitled to indemnification.

                  8.4. All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

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9.       DURATION AND TERMINATION OF THE AGREEMENT.

                  9.1. This Agreement shall become effective as of the date first written above and shall remain in force for up to two years from such date and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and
(ii) by the vote of a majority of those trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting or meetings called for the purpose of voting on such approval.

                  9.2. This Agreement may be terminated at any time, without the payment of any penalty, by the Fund's Board of Trustees or by vote of a vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

         10. DEFINITION OF CERTAIN TERMS. The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations of the Commission thereunder.

         11. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Fund's Board of Trustees or by the vote of a majority of outstanding voting securities of the Fund and (ii) by the vote of a majority of those trustees of the Fund who are not interested persons of either party to this Agreement, cast in person at a meeting or meetings called for the purpose of voting on such approval.

         12. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act or the rules and regulations thereunder, the latter shall control.


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


         The parties hereto have executed this Agreement as of the day and year first above written.


                                    THIRD AVENUE VARIABLE SERIES TRUST, for the
                                    Third Avenue Value Portfolio


                                      By:
                                          ---------------------------------
                                          Name: Martin J. Whitman
                                          Title: Chairman

                                      M. J. WHITMAN, INC



                                      By:
                                          ---------------------------------
                                          Name: David Barse
                                          Title: President





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